Exhibit (c)(3)

SUPPLEMENTAL DISCUSSION MATERIALS PREPARED EXCLUSIVELY FOR: 28 MARCH 2012 CON FIDENTIAL

1 Recent Performance Source: FactSet and SNL Financial; as of 3/27/12. P R O J E C T H O T S P U R S Volume (in thousands) $ Share price 27.53 41.32 30.92 1.85 8.23 1.93 1.35 $9.95 $8.93 $8.95 $8.94 $9.08 $9.04 $8.94 0 5 10 15 20 25 30 35 40 45 $8.75 $9.00 $9.25 $9.50 $9.75 $10.00 3/19/12 3/20/12 3/21/12 3/22/12 3/23/12 3/26/12 3/27/12 Volume ('000) Price ($)

Benchmarking 1) Pro forma calculations remove the effect of $26.5MM non cash gain related to the Bank of Scotland debt refinancing 2) LTM reflects the last twelve months of net income Source: SNL and FactSet (3/27/12), based on a closing price of $8.94 Note: Receivables Management Peer Group includes AACC, ASFI, ECPG, FCFC and PRAA; Commercial Finance Peer Group includes CSE, DFR, CIT, GMT, KFN, MRLN, MFI, MIND, NEWS, PLUS. P R O J E C T H O T S P U R S  Current Pro-forma1 3 Month 12 Month FirstCity Financial Corp. 0.82x 1.08x 0.89x 0.77x Commerical Finance trading comps 1.16 1.11 1.01 Receivables Management trading comps 1.28 1.28 1.39 FirstCity Financial Corp. 0.82x 1.08x 0.89x 0.77x Commerical Finance trading comps 1.23 1.16 1.05 Receivables Management trading comps 1.38 1.37 1.50 FirstCity Financial Corp. 3.84x NM 7.41x 6.17x Commerical Finance trading comps 11.50 12.36 15.18 Receivables Management trading comps 11.87 11.02 13.69 LTM P/E 2 P/BV P/TBV Average 2

MARKET PRICE TRADING COMPARABLES PRECEDENT TRANSACTIONS PREMIUMS PAID DCF (DIVIDEND DISCOUNT) HYPOTHETICAL LIQUIDATION HYPOTHETICAL BALANCE SHEET FMV 52-week range of the share price Current price as of 3/27/12 is $8.94 P/TBV range of 0.90x – 1.30x Commercial finance and receivables management peer groups P/BV range of 0.95 – 1.05x based on select precedent specialty finance transactions 36-41% premium to current share price Premium paid in select specialty finance and small cap FIG transactions Intrinsic value of the Company as an ongoing concern Based on management’s projections Discount rate range of 17.5% - 22.5% and a 1.0x P/TBV exit multiple Based on management’s base case projections and a stress case whereby net cash flows are reduced ~$15mm Assumes a discount rate of 20% Based on a moderate stress case and a contingent case whereby balance assets are reduced, on average, by 7% and 17%, respectively IMPLIED P/TBV SHARE PRICE LOW HIGH MARKET BASED MARKET PRICE (52-WEEK RANGE) 0.53x 0.93x TRADING COMPARABLES 0.90x 1.30x PRECEDENT TRANSACTIONS 0.95x 1.05x PREMIUMS PAID 1.12x 1.16x FUNDAMENTAL DCF (DIVIDEND DISCOUNT) 0.62x 0.76x HYPOTHETICAL LIQUIDATION 0.76x 0.87x HYPOTHETICAL BALANCE SHEET FAIR MARKET VALUE 0.54x 0.79x $5.79 $9.78 $10.33 $12.16 $6.69 $8.21 $5.82 $10.09 $14.13 $11.41 $12.60 $8.24 $9.43 $8.59 Note: Implied P/TBV multiples based on actual, consolidated 12/31/11 tangible book value per share of $10.87 (unaudited) 3 P R O J E C T H O T S P U R S

Trading Comps Source: FactSet and SNL Financial; as of 3/27/12. 4 Stock Mkt % of Price / Price / GAAP PE Div. Debt / Price($) Cap 52 Week 52 Wk BV TBV CY 2012 CY 2013 Yield LTM LTM Equity Ticker 3/27/12 ($MM) High Low High (X) (X) (X) (X) (%) ROAA (%) ROAE (%) (X) FirstCity Financial Corporation FCFC $8.94 $93 $10.09 $5.79 88.6% 0.82x 0.82x NA NA 0.0% 5.3% 17.9% 1.8x COMMERCIAL FINANCE CapitalSource Inc. CSE $6.82 $1,692 $7.31 $5.08 93.3% 1.11x 1.25x 13.2x 12.0x 0.6% (0.6%) (2.6%) 0.8x CIT Group Inc. CIT $41.33 $8,299 $44.88 $27.68 92.1% 0.93x 0.98x NM 15.3x 0.0% 0.1% 0.4% 3.0x GATX Corporation GMT $41.75 $1,950 $45.50 $28.90 91.8% 1.73x 1.88x 16.0x 13.8x 2.7% 2.0% 9.6% 3.2x Marlin Business Services Corp. MRLN $15.49 $197 $16.58 $9.37 93.4% 1.20x 1.20x 20.1x 13.1x 1.9% 1.3% 3.8% 0.6x MicroFinancial Incorporated MFI $6.90 $98 $7.11 $4.31 97.0% 1.30x 1.30x 10.6x 9.2x 4.1% 6.1% 12.4% 0.8x Mitcham Industries, Inc. MIND $22.33 $277 $26.76 $9.52 83.5% 1.94x 2.08x 9.2x 9.2x 0.0% 10.2% 14.0% 0.0x NewStar Financial, Inc. NEWS $10.87 $537 $12.43 $7.17 87.4% 0.95x 0.95x NA NA 0.0% 0.8% 2.5% 2.4x High - - 97.0% 1.94 2.08x 20.1x 15.3% 4.1% 10.2% 14.0% 3.2% Average - - 91.2% 1.31 1.38 13.8 12.1 1.3 2.8 5.7 1.5 Median - - 92.1% 1.20 1.25 13.2 12.5 0.6 1.3 3.8 0.8 Low - - 83.5% 0.93 0.95 9.2 9.2 0.0 NM NM 0.0 RECEIVABLES MANAGEMENT Asset Acceptance Capital Corp. AACC $4.89 $150 $5.97 $2.80 81.9% 1.09x 1.21x 11.2x 9.1x 0.0% 3.2% 9.2% 1.3x Asta Funding, Inc. ASFI $8.20 $120 $8.75 $6.40 93.7% 0.68x 0.68x NA NA 1.0% 4.3% 6.3% 0.4x Encore Capital Group, Inc. ECPG $22.38 $549 $33.16 $18.96 67.5% 1.48x 1.55x 7.7x 6.9x 0.0% 8.0% 18.1% 1.1x Portfolio Recovery Associates, Inc. PRAA $73.11 $1,254 $90.95 $56.76 80.4% 2.10x 2.41x 11.0x 8.8x 0.0% 9.8% 18.7% 0.4x High - - 93.7% 2.10x 2.41x 11.2x 9.1x 1.0% 9.8% 18.7% 1.3x Average - - 80.9% 1.34 1.46 10.0 8.2 0.3 6.3 13.1 0.8 Median - - 81.1% 1.28 1.38 11.0 8.8 0.0 6.2 13.7 0.7 Low - - 67.5% 0.68 0.68 7.7 6.9 0.0 3.2 6.3 0.4 Reported (1) P R O J E C T H O T S P U R S

Comparable Transactions(1) Source: SNL. (1) Select specialty finance transactions announced since 1/1/2000; TEV at the time of announcement <$250mm 5 Announce Target Transaction Implied Multiple Date Acquiror Target Ticker Value BV TBV LTM EPS 2/3/11 Cerberus Silverleaf Resorts SVLF $95.3 0.46x 0.46x 11.4x 12/27/10 Investor group United PanAm Financial UPFC 110.4 0.83 0.85 NM 8/3/09 Prospect Capital Patriot Capital Funding PCAP 86.3 0.49 0.51 NM 9/16/08 EZCORP Value Financial Services VFSI 76.7 4.13 NA NA 1/28/08 Hypo Real Estate Hldg. Quadra Realty Trust QRR 179.2 0.75 0.77 40.5 2/28/07 CRX Acquisition Cronos Group CRNS 134.8 1.42 1.81 14.0 2/15/07 Investor group Fieldstone Invst. Corp. FICC 188.1 0.44 0.44 NM 9/13/05 Wachovia AmNet Mortgage AMNT 80.8 1.12 1.06 NM 9/6/05 WDM Fund United Financial Mortgage UFMC 35.8 1.11 1.20 25.6 5/27/05 New Century Financial RBC Mortgage Company PRFN 80.6 NA NA NA 1/20/05 iStar Financial Falcon Financial Invst. Trust FLCN 119.7 1.02 1.02 NM 9/22/04 Capital One Financial Onyx Acceptance Corp. ONYX 190.8 1.70 2.23 17.1 6/30/04 Allied Capital Financial Pacific FNPC 92.9 NA NA NA 11/12/03 General Electric HPSC HDR 75.0 1.69 2.02 23.4 7/12/03 American Home Mortgage Apex Mortgage Capital AXM 181.2 0.95 0.93 3.6 3/31/03 Consumer Portfolio Services TFC Enterprises TFCE 21.8 0.46 0.47 NM High 4.13x 2.23x 40.5x Mean 1.18 1.06 19.4 Median 0.99 0.93 17.1 Low 0.44 0.44 3.6 P R O J E C T H O T S P U R S

SELECTED FINANCIAL TRANSACTIONS (ALL SECTORS) Premiums Paid (1) (2) Source: SNL. (1) Announced transactions involving publicly traded target companies in the specialty finance sector; transactions since March 2002; transaction value less than $250mm at the time of announcement (2) Announced transactions involving publicly traded target companies in the financials industry excluding banks; transactions since March 2002; transaction value less than $250mm at the time of announcement IMPLIED PREMIUMS SELECTED SPECIALTY FINANCIAL TRANSACTIONS 41.06 61.53 54.89 79.42 0.0% 25.0 50.0 75.0 100.0 Premium % 10-Year Avg. 36.6% 34.7% 38.3% 31.8% 60.0% 56.9% 53.6% 44.3% 52.8% 54.4% 49.3% 39.1% 57.4% 44.7% 28.3% 28.8% 0.0 25.0 50.0 75.0 100.0 1- Year Avg. 3-Year Avg. 5-Year Avg. 10-Year Avg. 1 Day Before 1 Month Prior 3 Months Prior 1 Year Prior 75 total transactions: 17 Financial Technology 7 Broker/Dealer 30 Insurance 6 Investment Company 15 Specialty Finance 6 P R O J E C T H O T S P U R S % % % %

 ($ in millions) Source: Company Management (a) 2011 2016E originations represent FirstCity's share of total originations. 7 P R O J E C T H O T S P U R S Historical Projected CAGR 2009 2010 2011 2012 2013 2014 2015 2016 '11A - '16E Summary Income Statement: Servicing Fees $9 $9 $11 $9 $6 $2 $0 $0 (50.7%) Management/Incentive Fees $0 0 0 2 7 3 1 2 NA Portfolio Income $54 46 41 29 37 40 41 53 5.4% ABL Investment Income $3 2 4 4 1 1 0 0 (47.3%) Equity in Earnings of Subsidiaries $4 15 2 14 15 12 8 7 27.3% Income from Consol. Crestone Subs 5 19 7 4 4 4 4 4 (9.0%) Other Income 13 18 40 6 8 8 8 9 (26.4%) Total Revenues $88 $109 $105 $69 $78 $69 $62 $75 (6.5%) Total Expenses (56) (72) (64) (42) (39) (42) (45) (50) (4.7%) Operating Profit $32 $37 $41 $27 $39 $27 $17 $25 (9.6%) Minority Interest (6) (13) (9) (4) (2) (3) (1) (1) (38.9%) Impairment (5) (9) (4) (5) (4) (4) (4) (4) 0.0% Pre-Tax Income $21 $15 $28 $18 $32 $20 $13 $20 (6.5%) Income Taxes (2) (2) (4) (1) (6) (8) (5) (8) 14.3% Net Income $19 $13 $24 $18 $26 $12 $8 $12 (12.7%) Summary Balance Sheet: Total Assets 465 460 356 298 303 297 336 379 1.3% Equity 78 88 112 132 158 170 178 190 11.2% Deployments (a) 148 68 58 75 120 100 160 180 25.4% Operating Metrics: Debt/Equity 4.35x 3.82x 1.96x 1.16x 0.84x 0.67x 0.82x 0.94x ROE 185.6% 127.5% 232.9% 172.4% 251.4% 117.5% 73.9% 117.5% Effective Tax Rate 9.5% 13.3% 14.3% 2.9% 19.4% 39.0% 39.0% 39.0% Per Share Statistics: Earnings per Share $1.86 $1.27 $2.33 $1.72 $2.51 $1.18 $0.74 $1.17 (12.8%) Book Value per Share $7.62 $8.63 $10.87 $12.71 $15.22 $16.40 $17.14 $18.31 11.0% Management’s Financial Forecast

DCF (Dividend Discount) ($ in millions) 1 Based on 10,381,000 fully-diluted shares outstanding shares as of December 31, 2011. 8 P R O J E C T H O T S P U R S FIRSTCITY - MANAGEMENT FORECAST 2011A 2012E 2013E 2014E 2015E 2016E TV Net Income $24.0 $17.9 $26.1 $12.2 $7.7 $12.2 Dividends 0.0 0.0 0.0 0.0 0.0 0.0 Period Ending Shareholder's Equity 112.0 131.9 158.0 170.2 177.9 190.1 Terminal Multiple (P/TBV) 1.00x Terminal Value $190.1 NPV (@ 20%) $76.4 Per Share Price1 $7.41 P/TBV EXIT MULTIPLE $7.41 0.80x 1.00x 1.20x 12.5% $8.19 $10.24 $12.28 15.0% 7.34 9.17 11.01 17.5% 6.59 8.24 9.88 20.0% 5.93 7.41 8.90 22.5% 5.35 6.69 8.02 25.0% 4.84 6.04 7.25 Implied LTM P/E at Exit 12.5x 15.6x 18.7x DISCOUNT RATE

($ in thousands, except per share amounts) (a) Net collections net of (following) repayment to all existing credit facilities including Bank of Scotland and Bank of America under the terms of the current facilities 9 P R O J E C T H O T S P U R S Hypothetical Liquidation Management Base Case Cash Flows @ 20.0% Discount Rate Net FC Invest. Net Cash FLBG Holdings Collections(a) Overhead Taxes Flows 2012 $9,859 $49,616 $59,475 ($17,512) -- $41,963 2013 4,543 40,876 45,418 (15,811) -- 29,607 2014 15,575 12,299 27,875 (8,250) ($3,834) 15,791 2015 29,797 7,393 37,190 (3,400) (13,178) 20,612 2016 30,934 2,841 33,775 (3,380) (11,854) 18,541 2016+ 9,187 34 9,221 (4) (3,595) 5,623 Total $99,895 $113,059 $212,954 ($48,357) ($32,461) $132,136 Share Price Sensitivities Premium/(Discount) to Current Share Price ($8.94) Case Case Mgmt. Mgmt. Extended Reduced Mgmt. Mgmt. Extended Reduced Base Downside WAL Cash Base Downside WAL Cash 12.5% $10.73 $9.93 $9.94 $9.44 20.1% 11.1% 11.2% 5.6% 15.0% 10.27 9.45 9.38 9.00 14.8% 5.8% 4.9% 0.6% 17.5% 9.83 9.02 8.86 8.59 10.0% 0.9% (0.9%) (4.0%) 20.0% 9.43 8.61 8.38 8.21 5.5% (3.7%) (6.2%) (8.2%) 22.5% 9.06 8.24 7.95 7.85 1.3% (7.8%) (11.1%) (12.1%) 25.0% 8.71 7.89 7.55 7.53 (2.6%) (11.7%) (15.6%) (15.8%) Net Cash Flows Lost - $ -- ($7.5) ($0.1) ($14.5) WAL 29.3 31.1 35.1 30.6 Implied Price/Tangible Book Value of $10.87 (12/31/11) Case Mgmt. Mgmt. Extended Reduced Base Downside WAL Cash 12.5% 0.99x 0.91x 0.91x 0.87x 15.0% 0.94 0.87 0.86 0.83 17.5% 0.90 0.83 0.81 0.79 20.0% 0.87 0.79 0.77 0.75 22.5% 0.83 0.76 0.73 0.72 25.0% 0.80 0.73 0.69 0.69 Discount Rate Discount Rate

Hypothetical Balance Sheet Fair Market Value a) Consolidated unaudited balance sheet as of 12/31/11 b) Based on 10,381,000 fully-diluted shares outstanding of as of 12/31/11 c) Assumes the following declines in value: 5% Portfolio Assets; 3% for SBA loans; 10% for other Loans Receivable 10% for Equity Investments; 15% for Equity Investments in Servicing Entities; 20% for Investment Securities AFS; 10% of Operating Assets; 10% for Assets Held for Sale; case-by-case percentage declines assumed for Other Assets. Non-controlling interest is adjusted by corresponding amounts for those assets that the Company consolidates but does not own 100%. d) Assumes the following declines in value: 15% Portfolio Assets; 10% for SBA Loans; 25 for other Loans Receivable; 20% for Equity Investments; 30% for Equity Investments in Servicing Entities; 50% for Investment Securities AFS; 20% for Operating Assets; 20% for Assets Held for Sale; case-by-case percentage declines assumed for Other Assets. Non-controlling interest is adjusted by corresponding amounts for those assets that the Company consolidates but does not own 100%. 10 ($000) Est. Est. Loss Loss Consolidated Rate Moderate Rate Contingent (12/31/11)a % Casec % Cased Assets Cash and cash equivalents $35,996 0% $35,996 0% $35,996 Restricted Cash 35 0% 35 0% 35 Portfolio Assets 123,946 (5%) 117,749 (15%) 105,354 Loans Receivable 45,947 (6%) 43,234 (16%) 38,493 Equity Investments 109,393 (12%) 96,607 (23%) 83,821 Investment Securities - AFS 3,798 (20%) 3,039 (13%) 3,298 Operating Entity Assets 15,703 (10%) 14,133 (20%) 12,562 Assets Held for Sale 9,900 (10%) 8,910 (20%) 7,920 Total Earning Assets 308,687 (8%) 283,671 (19%) 251,448 Other Assets 11,628 (13%) 10,102 (21%) 9,181 Total Assets 356,346 (7%) 329,804 (17%) 296,660 Liabilities Total Liabilities 218,943 0% 218,943.2 0% 218,943.2 Non-controlling Interest 25,427 (15%) 21,638.2 (32%) 17,281.5 Sub total 244,370 (2%) 240,581 (3%) 236,225 Shareholders' Equity 111,976 (20%) 89,223 (46%) 60,435 Book Value per Share $10.79 (20%) $8.59 (46%) $5.82 Premium / (Discount) to Current Book Value per Share ($2.19) ($4.96) Implied Price to Book Value per Share b 0.80x 0.54x Total Liabilities and Shareholders' Equity 356,346 329,804 296,660 P R O J E C T H O T S P U R S

Marketing Considerations and Selection Parameters Strategic motivation (platform vs. portfolio) Originate, service, manage, and resolve non-performing loans Asset class expertise Strategically linked or motivated to enter the asset class and sector or build upon an existing direct or indirect presence Long-term availability of capital Current situation - ability to pay Current liquidity / capital position No financing contingencies Demand for yield enhancement in low rate environment Revenue diversification 11 1 2 3 4 5 6 P R O J E C T H O T S P U R S

Alternative Asset Managers Origination, underwriting and special servicing capabilities Robert Bass (Keystone Group Inc.) P R O J E C T H O T S P U R S 12

Foreign Financial Institutions Asset valuation and servicing expertise Global expansion Deploy excess liquidity into higher yielding asset classes P R O J E C T H O T S P U R S 13

Non-bank Financial Institutions Unique product capabilities Internalize special servicing expertise P R O J E C T H O T S P U R S 14 Banks Non-traditional bank seeking higher yielding assets in a low rate environment Leucadia

15 P R O J E C T H O T S P U R S Legend Week 1 Week 2 Week 3 Week 4 Week 5 Week 6 Week 7 Week 8 Week 9 Week 10 Week 11 Week 12 Week 13 Action Mar-12 Apr-12 May-12 Jun-12 Holiday M T W T F M T W T F M T W T F M T W T F M T W T F M T W T F M T W T F M T W T F M T W T F M T W T F M T W T F M T W T F M T W T F Key Events 26 27 28 29 30 2 3 4 5 6 9 10 11 12 13 16 17 18 19 20 23 24 25 26 27 30 1 2 3 4 7 8 9 10 11 14 15 16 17 18 21 22 23 24 25 28 29 30 31 1 4 5 6 7 8 11 12 13 14 15 18 19 20 21 22 1 Apollo / Perella Weinberg Stage One - Pre-Marketing 1 Authorization of target list 2 NDA 3 Process letter - first round - Draft 4 Stock purchase agreement - Draft 5 Data room - prep 6 Management presentations - refine 7 Management presentations - rehersal Stage Two - Launch through first round bid date 1 Marketing calls - initiate 2 NDAs - execute 3 Process letter - distribute 4 "Controlled" data room - open 5 Management presentations - onsite 6 Process letter - final round - draft 7 Bid date - first round 8 Review first round bids / notification to final round participants Stage Three - Final round participations through close 1 Final round process letter and SPA - distribution 2 "Full" data room - open 3 Follow up due diligence & onsite meetings 4 Bid date - final 5 Selection 6 Final due diligence and negotiations 7 Pre-signing announcement logistics 8 Sign and announce

16 Considerations Apollo / Perella Weinberg Clarify and confirm communication protocol Fulfillment of outstanding information requests <2 days (management estimate) Outstanding information requests: Legal - 3 Business / Tax - 8 Apollo / Perella Weinberg have requested conference calls for week of April 2 Finalize and confirm: Timeline Resources Target list Initiate / launch P R O J E C T H O T S P U R S